Exhibit 4B Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended The common stock, par value $0.002 per share (“Common Stock”), of Cognex Corporation, a Massachusetts corporation (the “Company,” “we,” “us” or “our”), is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following descriptions of the Common Stock set forth certain general terms and provisions of the Common Stock. These descriptions are in all respects subject to and qualified in their entirety by, and should be read in conjunction with, the applicable provisions of the Restated Articles of Organization of the Company, as amended (the “Charter”), the Amended and Restated By-laws of the Company, as amended (the “By-laws”) (each of which is incorporated herein by reference), and the applicable provisions of Massachusetts law. Common Stock The Charter authorizes the issuance of up to 300,000,000 shares of Common Stock. Voting Rights. Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on all matters voted upon by the shareholders. Holders of Common Stock do not have cumulative voting rights. Other than in a contested election meeting (as defined in our By-laws), when a quorum is present at any meeting of shareholders, a nominee for director shall be elected to the Board of Directors if the votes properly cast “for” such nominee’s election exceed the votes properly cast “against” such nominee’s election. In a contested election meeting, when a quorum for an election is present at any meeting, directors shall be elected by a plurality of the votes properly cast at such meeting. When a quorum for the consideration of a question (other than an election of directors) is present at any meeting, a majority of the votes properly cast upon the question shall decide the question, except in any case where a larger vote is required by law or by our Charter. Dividend Rights. Subject to the prior rights of holders of the Company’s preferred stock, if any, the holders of Common Stock shall be entitled to receive such dividends (either in cash, stock or otherwise) as may be declared from time to time by the Board of Directors out of assets of the Company legally available for such dividends. Liquidation Rights. After distribution in full of the preferential amount, if any, to be distributed to the holders of the Company’s preferred stock, if any, in the event of voluntary or involuntary liquidation, distribution, dissolution or winding-up of the Company, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively. Other Rights. Our Common Stock has no preference, conversion, exchange or redemption rights and is not subject to any sinking fund. Holders of our Common Stock have no preemptive rights, which means that ownership of our Common Stock does not confer the right to acquire any additional securities that we may issue at a subsequent date. Listing; Transfer Agent and Registrar. Our Common Stock is authorized for listing on The NASDAQ Global Select Market under the symbol “CGNX.” The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Certain Effects of Authorized but Unissued Common and Preferred Stock The existence of authorized and unissued common and preferred stock may enable our Board of Directors to issue shares which could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company with the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Provisions of our Charter, our By-laws and Massachusetts Law that May Have Anti-Takeover Effects Board of Directors. Our Charter provides that our Board of Directors is divided into three classes, with one class being elected each year for a term of three years. Directors may be removed from office (1) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of directors; (2) without cause by vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class; or (3) with cause by vote of a majority of the directors then in office. Shareholder Action. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing. Special Meetings of Shareholders. Our By-laws provide that special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or by a majority of the directors, and shall be called by the Secretary of the Company upon written application of one or more shareholders who hold at least forty (40) percent in interest of the capital stock entitled to vote at such meeting. Advance Notice Requirements for Nominations of Directors or Other Shareholder Proposals. Our By-laws require shareholders seeking to nominate persons for election as directors at an annual meeting of shareholders, or to bring other business before an annual meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. If shareholder proposals, including proposals regarding the election of directors, are to be considered at an annual meeting of shareholders, notice of them must be given by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (however, in the event that the date of the annual meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made), and with respect to a matter to be brought before a special meeting of the shareholders not in lieu of an annual meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Shareholder proposals also must contain certain information set forth in our By-laws. Amendments to Charter and By-laws. Our Charter and By-laws provide that certain provisions may only be amended by the holders of at least 80% of the shares entitled to vote or the vote of a majority of the Board of Directors (including a majority of the continuing directors). Limitation of Liability and Indemnification Matters. Our Charter includes a provision that eliminates or limits the personal liability of a director to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such 2 liability, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. Further, our By-laws provide that, except as limited by law or otherwise provided in the By-laws, each director or officer of the Company (and his or her heirs and personal representatives) shall be indemnified by the Company against any expense incurred in connection with each proceeding in which he or she is involved as a result of his or her serving or having served as a director or officer. Our By-laws further provide that no indemnification shall be provided to a director or officer with respect to a proceeding as to which it shall have been adjudicated that he or she did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company. We will pay sums on account of indemnification in advance of a final disposition of a proceeding upon receipt of an undertaking by the director or officer to repay such sums if it is subsequently established that he or she is not entitled to indemnification. Business Combinations with Interested Stockholders. In general, the Massachusetts General Laws prevent a publicly held Massachusetts corporation from engaging in a business combination, as defined in the Massachusetts General Laws, with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (1) before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder; (2) the interested stockholder acquires at least 90% of the outstanding voting stock of the corporation at the time it becomes an interested stockholder; or (3) the business combination is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder. An interested stockholder is generally a person owning 5% or more of the outstanding voting stock of the corporation. A business combination includes mergers, consolidations, stock and asset sales and other transactions with the interested stockholder that result in a financial benefit to the interested stockholder. Our Charter also requires a supermajority shareholder vote to approve certain business combinations involving interested stockholders (as defined in the Charter). Control Share Acquisitions. Subject to certain exceptions, the control share acquisitions provisions of the Massachusetts General Laws generally provide that any person, including his, her or its affiliates, who acquires shares of a corporation that are subject to the control share acquisitions statute and whose shares represent one-fifth or more, one-third or more, or a majority or more of the voting power of the corporation in the election of directors cannot exercise any voting power with respect to those shares, unless these voting rights are authorized by the stockholders of the corporation. The authorization of voting rights requires the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned by: (1) the person making an acquisition of this nature; (2) any officer of the corporation; and (3) any employee who is also a director of the corporation. Our Charter includes a provision which permits the Company to effect redemptions of shares acquired in a control share acquisition under certain circumstances. 3